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Exhibit 23.1

CONSENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
BroadVision, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 24, 2003, except for Note 13 and the penultimate paragraph of Note 6, as to which the date is March 28, 2003, relating to the consolidated financial statements and schedule of BroadVision, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO Seidman, LLP
San Jose, California
October 10, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS